SUPPORT AGREEMENT


                                     BETWEEN


                             JAWS TECHNOLOGIES, INC.
                             a Delaware corporation


                                       and


                          JAWS ACQUISITION CANADA CORP.
                             an Alberta corporation








                    Entered into effective as of August 1, 2000

                                SUPPORT AGREEMENT

THIS SUPPORT  AGREEMENT is entered into effective as of August 1, 2000,  between
JAWS  TECHNOLOGIES,   INC.,  a  Delaware   corporation  ("Jaws  US"),  and  JAWS
ACQUISITION CANADA CORP., an Alberta corporation ("Jaws Canada").

                                    RECITALS

WHEREAS Jaws US, through Jaws Canada, intends to make acquisitions from time to time on the basis of Exchangeable Shares being issued as the consideration in whole or in part for the entities or assets being acquired.

WHEREAS, the Articles of Incorporation of Jaws Canada sets forth the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares.

WHEREAS, the parties hereto desire to make appropriate provision and to establish a procedure whereby Jaws US will take certain actions and make certain payments and deliveries necessary to ensure that Jaws Canada will be able to make certain payments and to deliver or cause to be delivered shares of Jaws US Common Stock in satisfaction of the obligations of Jaws Canada under the Exchangeable Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions.

NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:


                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

1.1         Defined Terms

            Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

1.2         Interpretation Not Affected by Headings, Etc.

            The  division  of  this  Agreement   into  articles,   sections  and
paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3         Number, Gender, Etc.


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                                      -2-




            Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4         Date for Any Action

            If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.



                                   ARTICLE II
                      COVENANTS OF JAWS US AND JAWS CANADA

2.1         Covenants of Jaws US Regarding Exchangeable Shares

            So long as any Exchangeable Shares are outstanding, Jaws US will:

                  (a) not declare or pay any dividend on Jaws US Common Stock unless (i) Jaws Canada will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law of an equivalent dividend on the Exchangeable Shares and (ii) subjection 2.1 (b) shall be complied with in connection with such dividend;

                  (b) cause Jaws Canada to declare simultaneously with the declaration of any dividend on Jaws US Common Stock an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on Jaws US Common Stock, cause Jaws Canada to pay simultaneously therewith such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

                  (c) advise Jaws Canada sufficiently in advance of the declaration by Jaws US of any dividend on Jaws US Common Stock and take all such other actions as are necessary, in cooperation with Jaws Canada, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on Jaws US Common Stock;

                  (d) ensure that the record date for any dividend declared on Jaws US Common Stock is not less than ten Business Days after the declaration date for such dividend;

                  (e) take all such actions and do all such things as are necessary or desirable to enable and permit Jaws Canada, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of Jaws Canada or any other distribution of the assets of Jaws Canada for the purpose of winding-up its affairs, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Jaws Canada to cause to be delivered shares of Jaws US Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

                  (f) take all such actions and do all such things as are necessary or desirable to enable and permit Jaws Canada, in accordance will be applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Jaws Canada to cause to be delivered shares of Jaws US Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of
                       Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be; and

                  (g) not exercise its vote as a direct or indirect shareholder to initiate the voluntary liquidation, dissolution or winding-up of Jaws Canada nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of Jaws Canada.


2.2         Segregation of Funds

            Jaws US will cause Jaws Canada to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable Jaws Canada to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares, and Jaws Canada will use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.


2.3         Reservation of Shares of Jaws US Common Stock

            Jaws US hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Jaws US Common Stock (or other shares or securities into which Jaws US Common Stock may be reclassified or changed as contemplated by section 2.7 hereof) (i) as is equal to the sum of (A) the number of Exchangeable Shares issued and outstanding from time to time and (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit Jaws Canada to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Offer with respect to which Jaws US may now or hereafter be required to issue shares of Jaws US Common Stock.

2.4         Notification of Certain Events

            In order to assist Jaws US to comply with its obligations hereunder, Jaws Canada will give Jaws US notice of each of the following events at the times set forth below:

                  (a) immediately, in the event of any determination by the Board of Directors of Jaws Canada to take any action which would require a vote of the holders of Exchangeable Shares for approval;

                  (b) immediately, upon the earlier of (i) receipt by Jaws Canada of notice of, and (ii) Jaws Canada otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Jaws Canada or to effect any other distribution of the assets of Jaws Canada among its shareholders for the purpose of winding-up its affairs;

                  (c)  immediately,  upon receipt by Jaws Canada of a Retraction
                       Request   (as   defined   in   the   Exchangeable   Share
                       Provisions);

                  (d) at least 130 days prior to any Automatic Redemption Date determined by the Board of Directors of Jaws Canada in accordance with clause (b) of the definition of Automation Redemption Date in the Exchangeable Share Provisions;

                  (e)  as soon as  practicable  upon the issuance by Jaws Canada
                       of  any   Exchangeable   Shares  or  rights  to   acquire
                       Exchangeable Shares; and

                  (f)  in  the  event  of any  determination  by  the  Board  of
                       Directors of Jaws Canada to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Jaws Canada or to effect any other distribution of the assets of Jaws Canada among its shareholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution.

2.5         Delivery of Shares of Jaws US Common Stock

            In furtherance of its obligations hereunder, upon notice of any event which requires Jaws Canada to cause to be delivered shares of Jaws US Common Stock to any holder of Exchangeable Shares, Jaws US shall, forthwith issue and deliver the requisite shares of Jaws US Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as Jaws Canada shall direct. All such shares of Jaws US Common Stock shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest.

2.6         Qualification of Shares of Jaws US Common Stock

            Jaws shall use its reasonable commercial efforts to file such documents or take such actions as may be reasonably necessary to ensure that any shares of Jaws US Common Stock received by a holder of Exchangeable Shares upon the exchange thereof may be freely traded in the United States without restriction except for certain restrictions imposed upon directors, officers and affiliates of Jaws.

2.7         Equivalence

                  (a)  Jaws US will not:

                       (i) issue or distribute shares of Jaws US Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Jaws US Common Stock) to the holders of all or substantially all of the then outstanding shares of Jaws US Common Stock by way of stock dividend or other distribution; or

                       (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of Jaws US Common Stock entitling them to subscribe for or to purchase shares of Jaws US Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Jaws US Common Stock); or

                       (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of Jaws US Common Stock (A) shares or securities of Jaws US of any class other than Jaws US Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of Jaws US Common Stock), (B) rights, options or warrants other than those referred to in subsection 2.7 (a) (ii) above, (C) evidences of indebtedness of Jaws US or (D) assets of Jaws US;

                              unless

                       (iv) one or both of Jaws US and Jaws Canada is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to the holders of the Exchangeable Shares; and

                       (v) one or both of Jaws US and Jaws Canada shall issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to the holders of the Exchangeable Shares.

                  (b)  Jaws US will not:

                       (i) subdivide, redivide or change the then outstanding shares of Jaws US Common Stock into a greater number of shares of Jaws US Common Stock; or

                       (ii) reduce, combine or consolidate or change the then outstanding shares of Jaws US Common Stock into a lesser number of shares of Jaws US Common Stock; or

                       (iii) reclassify or otherwise change the shares of Jaws US Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of Jaws US Common Stock;

                              unless

                       (iv) Jaws Canada is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares; and

                       (v) the same or an economically equivalent change is, simultaneously made to, or in the rights of the holders of, the Exchangeable Shares.

                  (c) Jaws US will ensure that the record date for any event referred to in section 2.7 (a) or 2.7 (b) above, or (if no record date is applicable for such event) the effective dale for any such event, is not less than 10 Business Days after the date on which such event is declared or announced by Jaws US (with simultaneous notice thereof to be given by Jaws US to Jaws Canada).

2.8         Tender Offers, Etc.

            In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Jaws US Common Stock (a "Tender Offer") is proposed by Jaws US or is proposed to Jaws US or its shareholders and is recommended by the Board of Directors of Jaws US, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Jaws US, Jaws US shall, in good faith, take all such restrictions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Tender Offer to the same extent and or an equivalent basis as the holders of shares of Jaws US Common Stock, without discrimination, including, without limiting the generality of the foregoing, Jaws US will use its good faith efforts expeditiously to (and shall, in the case of a transaction proposed by Jaws US or where Jaws US is a participant in the negotiation thereof) ensure that holders of Exchangeable Shares may participate in all such Tender Offers without being required to retract Exchangeable Share as against Jaws Canada (or, if or required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Tender Offer and only to the extent necessary to tender or deposit to the Tender Offer).

2.9         Ownership of Outstanding Shares

            Without the prior approval of Jaws Canada and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions, Jaws US covenants and agrees in favor of Jaws Canada that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than Jaws US or any of its Subsidiaries, Jaws US will be and remain the direct or indirect beneficial owner of all issued and outstanding common shares of Jaws Canada. Notwithstanding the foregoing, this Section 2.9 shall not require Jaws US to own the common shares of Jaws Canada longer than that date which is three years following the date hereof.

2.10        Jaws US Not to Vote Exchangeable Shares

            Jaws US covenants and agrees that it will appoint and cause to be appointed proxy holders with respect to all Exchangeable Shares held by Jaws US and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Jaws US further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Act with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

                                   ARTICLE III
                                     GENERAL

3.1         Term

            This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than Jaws US and any of its Subsidiaries.

3.2         Changes in Capital of Jaws US and Jaws Canada

            Notwithstanding the provisions of section 3.4 hereof, at all times after the occurrence of any event effected pursuant to section 2.7 or 2.8 hereof, as a result of which either Jaws US Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Jaws US Common Stock or the Exchangeable Shares or both are so changed, and the parties hereto shall as soon as possible execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

3.3         Severability

      If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or unpaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

3.4         Amendments, Modifications, Etc.

            This Agreement may not be amended, modified or waived except by an agreement in writing executed by Jaws Canada and Jaws US and approved by the holders of the Exchangeable Shares in accordance with Section 10.2 of the Exchangeable Share Provisions.

3.5         Ministerial Amendments

            Notwithstanding the provisions of section 3.4, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

                  (a) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares:

                  (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Jaws Canada and Jaws US, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

                  (c) making such changes or corrections which, on the advice of counsel to Jaws Canada and Jaws US, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the boards of directors of each of Jaws Canada and Jaws US shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

3.6         Meeting to Consider Amendments

            Jaws Canada, at the request of Jaws US, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of Jaws Canada, the Exchangeable Share Provisions and all applicable laws.

3.7         Amendments Only in Writing

            No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

3.8         Enurement

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and the holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns.

3.9         Notices to Parties

            All notices and other communications between the Parties shall be in writing and shall be deemed to have been given if directed personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

                  (a)  if to Jaws US to: Jaws Technologies, Inc.

                                     Suite 400, 630 - 8th Avenue S.W.
                                     Calgary, Alberta
                                     T2P 1G8

                                     Attention.  Director, Corporate Finance
                                     Facsimile No. 403-209-6125

                  (b)  if to Jaws Canada to: Jaws Acquisition Canada Corp.

                                     Suite 400, 630 - 8th Avenue S.W.
                                     Calgary, Alberta
                                     T2P 1G8

                                     Attention:   Director, Corporate Finance
                                     Facsimile No. 403-209-6125

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof, unless such day is not a Business Day, in which case it shall be deemed To have been given and received upon the immediately following Business Day.

3.10        Counterparts

            This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

3.11        Jurisdiction

            This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

3.12        Attornment

            Jaws US agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the Province of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or Proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Jaws Canada at its registered office in the Province of Alberta as Jaws US's attorney for service of process.


            IN WITNESS WHEREOF, Jaws US and Jaws Canada have caused this Agreement to be signed by their respective officers thereunder duly authorized, on this 15th day of August, 2000, to be effective as of August 1, 2000.



JAWS TECHNOLOGIES, INC.                 JAWS ACQUISITION CANADA CORP.
(a Delaware corporation)                (an Alberta corporation)



By:____________________________         By:____________________________
      Riaz Mamdani                           Riaz Mamdani
      Director                               Director

                                TABLE OF CONTENTS

                                                                           Page




ARTICLE I   DEFINITIONS AND INTERPRETATION..................................1

      1.1   Defined Terms...................................................1

      1.2   Interpretation Not Affected by Headings, Etc....................1

      1.3   Number, Gender, Etc.............................................1

      1.4   Date for Any Action.............................................2

ARTICLE II  COVENANTS OF JAWS US AND JAWS CANADA............................2

      2.1   Covenants of Jaws US Regarding Exchangeable Shares..............2

      2.2   Segregation of Funds............................................3

      2.3   Reservation of Shares of Jaws US Common Stock...................3

      2.4   Notification of Certain Events..................................4

      2.5   Delivery of Shares of Jaws US Common Stock......................4

      2.6   Qualification of Shares of Jaws US Common Stock.................4

      2.7   Equivalence.....................................................5

      2.8   Tender Offers, Etc..............................................6

      2.9   Ownership of Outstanding Shares.................................7

      2.10  Jaws US Not to Vote Exchangeable Shares.........................7

ARTICLE III GENERAL.........................................................7

      3.1   Term............................................................7

      3.2   Changes in Capital of Jaws US and Jaws Canada...................7

      3.3   Severability....................................................8

      3.4   Amendments, Modifications, Etc..................................8

      3.5   Ministerial Amendments..........................................8

      3.6   Meeting to Consider Amendments..................................8

      3.7   Amendments Only in Writing......................................9

      3.8   Enurement.......................................................9

      3.9   Notices to Parties..............................................9

      3.10  Counterparts....................................................9

      3.11  Jurisdiction...................................................10

      3.12  Attornment.....................................................10

                                        -i-